UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2010, the Board of Directors (the “Board”) of Hibbett Sports, Inc. (the “Company”) adopted an amendment to its Bylaws (the “Amendment”) to allow shareholders to submit nominees to the Company’s Board and to set advance notice guidelines for shareholder proposals.

Article II, Section 2, of the Bylaws was amended to provide that shareholders of record at the time of giving notice and on the record date for an Annual Meeting may submit proposals before the meeting, except with respect to proposals related to the nomination of directors (which are governed by Article III of the Bylaws).  Except with respect to any matter that a shareholder has sought to have included in the Company’s proxy statement, written notice of a shareholder proposal must be received not less than 120 days, nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the prior annual meeting of shareholders or not less than 90 days before the date of the meeting if the date of the meeting has been changed by more than 30 days from the anniversary date.   Each notice must contain a complete list of all matters intended to be brought before the meeting as of the date of the notice.  In addition, a brief description of any proposal, and the complete text of any resolutions to be presented, including the reasons for making a proposal must be contained in the notice.  The Amendment also sets forth certain informational requirements regarding proposing shareholders and any beneficial owner on whose behalf a shareholder proposal is made.  Shareholder proposals submitted for inclusion in the Company’s proxy statement must comply with the requirements of Regulation 14A of the Securities Exchange Act of 1934.

Article III, Section 3, of the Bylaws was added to allow nominations for the election of directors by any shareholder entitled to vote in the election of directors generally, provided certain notice requirements are met.  Namely, for annual meetings, written notice regarding such nominations must be made at least 120 days in advance of any such meeting, or with respect to a special meeting, by the close of business on the seventh day following the date that the notice of special meeting is first sent to shareholders.   The Amendment also sets forth certain informational requirements regarding nominating shareholders and any beneficial owner on whose behalf a nomination is made.  Certain information regarding the nominees must also be provided, including, but not limited to, information about each nominee that would be required by the federal securities laws in connection with the solicitation of proxies and any related party transactions or arrangements occurring within the past three years that each nominee has had or has with the nominating shareholder or any beneficial owner on whose behalf the nomination is made.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by the text of the actual Bylaws of the Company, as amended, which are attached hereto as Exhibit 3.2 and are incorporated by reference into this Item 5.03.

Item 9.01.  Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.2	Bylaws of Hibbett Sports, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Senior Vice President and Chief Financial Officer

June 3, 2010